FORM 8 - K

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004


                                   FORM 8 - K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




                                  Date of Report
                     (Date of earliest event reported): April 20, 1999



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579




  State of Incorporation                       IRS Employer Identification No.
        Delaware                                          06-0495050





                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated April 20, 1999, regarding its financial results for the period ended March 31, 1999, including consolidated statements of income for the three months ended March 31, 1999 and 1998, and consolidated balance sheets at March 31, 1999, December 31, 1998 and March 31, 1998, are attached.


Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

   Exhibit                           Description
   -------       --------------------------------------------------------------
    (1)           Pitney Bowes Inc. press release dated April 20, 1999.



                                     Signatures
                                     ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                     PITNEY BOWES INC.


April 26, 1999



                     /s/ M. L. Reichenstein
                     -------------------------------
                     M. L. Reichenstein
                     Vice President and Chief Financial Officer
                     (Principal Financial Officer)



                     /s/ A. F. Henock
                     -------------------------------
                     A. F. Henock
                     Vice President - Controller
                     and Chief Tax Counsel
                     (Principal Accounting Officer)

                                                                 Exhibit 1



               PITNEY BOWES REPORTS 17th CONSECUTIVE QUARTER
                 OF DOUBLE-DIGIT EARNINGS PER SHARE GROWTH

FOR IMMEDIATE RELEASE

Stamford, Conn., April 20, 1999 -- Pitney Bowes Inc. (NYSE: PBI) today announced first quarter results featuring a 15.7-percent growth in diluted earnings per share from continuing operations to 52 cents, and income from continuing operations growth of 12 percent to $142.3 million. This record performance represents the 17th consecutive quarter of double-digit year-over-year diluted earnings per share growth from continuing operations. Revenue rose 11 percent to $1.1 billion during the quarter, which includes $10 million of revenue from the sale of PROM (memory) chips and scale charts associated with the United States Postal Service rate increase.
         Pitney Bowes Chairman and Chief Executive Officer Michael J. Critelli assessed the company's first-quarter performance: "Our first quarter performance reflects the strength of our core business and our success in profitable expansion in new and existing markets. We are pleased that our ongoing focus on enhancing shareholder value continues to provide excellent financial results such as our year-over-year improvement in operating and income margins from continuing operations. We also experienced year-over-year operating margin improvements in our two largest business segments -- Mailing and Integrated Logistics and Office Solutions -- even as we continued to invest in and refine our operations.

         "Fortune Magazine's annual rankings provide additional evidence of Pitney Bowes' consistent growth and superior returns, as we ranked number one for the third consecutive year in `profits as a percent of revenue' in the Computers, Office Equipment Industry segment, and our `profits as a percent of stockholders' equity' ranked 36 out of the entire Fortune 500."
         The Mailing and Integrated Logistics Segment includes revenues and related expenses from the rental, sale and financing of mailing and shipping equipment, related supplies and service, and software. During the quarter, the segment posted strong revenue growth of 12 percent and a 20-percent increase in operating profit, which included significant improvements in operating profit from international operations. Excluding the sales of memory chips and scale charts related to the U.S. postal rate increase, revenue grew 10 percent. The market demand for Pitney Bowes' comprehensive portfolio of advanced mailing and logistics systems for businesses of all sizes remains strong. The value in providing solutions which address multiple parts of the end-to-end mailing and shipping cycle -- from creation to delivery -- was underscored by the contribution of several categories to the segment's solid performance:
o Mail Creation, led by the award-winning Pitney Bowes DocuMatchTM ,which prints and prepares customized, one-to-one marketing materials
o Integrated Logistics, which recently introduced ConquestTM, a software application for managing the integrated supply chain, and
o The 3 SeriesTM Desktop Inserting System, which allows low-to mid-volume mailers to automate the collating, folding and inserting of mail.
     During the quarter, Pitney Bowes continued to aggressively leverage the opportunity presented by the U.S. Postal Service requirement that customers migrate to more advanced technology. As a result, Pitney Bowes leads the mailing industry in upgrading customers to more advanced mailing systems, with approximately 95 percent of our meter unit base now electronic or digital, as compared to 78 percent of our meter unit base at the end of the first quarter 1998, and 90 percent of our meter unit base at year-end 1998. The company also continues to be the undisputed leader in digital mailing systems, with this category comprising almost 40 percent of our meter unit base. This broadening population of digital meters, in turn, continued to benefit the segment's performance because of the increasing stream of recurring supplies revenues that it generates.

         The Office Solutions Segment includes Pitney Bowes Office Systems and Pitney Bowes Management Services. First-quarter performance in this segment featured an eight percent growth in revenue and a 12-percent increase in operating profit.
         During the quarter, Office Systems' revenue grew by eight percent excluding the impact of foreign currency as operating profits continued to increase at a double-digit rate. The organization continues to leverage relationships with Fortune 1000 facsimile customers to increase the mix of major and national accounts in its copier base. To this end, the sales and service organizations are accelerating their transition to support the digital and networked products and systems these high-end customers require.
         Pitney Bowes Management Services' revenue grew nine percent during the quarter as the company pursued its strategy of disciplined, profitable expansion, while providing superior customer service. These efforts, in conjunction with improved operating efficiencies, continued to drive operating profit growth at a faster pace than revenue growth. Our primary business challenge continues to center on account-by-account profitability.
         The Mortgage Servicing Segment represents the operations of Atlantic Mortgage and Investment Corporation (AMIC). In this segment, revenue grew 39 percent while operating profit decreased 18 percent. This quarter's performance reflects industry-wide conditions which resulted in higher rates of mortgage pre-payments and associated additional amortization costs compared to the first quarter of 1998. As announced last quarter, the company continues to explore a range of strategic options to address the changing profile of this business in a way that maximizes shareholder value.
         The Capital Services Segment includes primarily asset- and fee-based income generated by large ticket external assets. During the quarter, the segment's revenue decreased by one percent and its operating profit decreased two percent. The anticipated revenue and operating profit declines relative to first quarter 1998 are consistent with the company's previously announced strategy to shift from asset-based income by lowering the asset base and concentrating on fee-based income opportunities.

        Mr. Critelli concluded, "The momentum generated by the strength of our core business, our investments and focus on profitable growth in 1998, continued during the first quarter of this year. We continue to deliver advanced technology solutions that increase the impact and efficiency of mail and messaging with innovations such as: GalaxyTM, the first digital system for mid-volume mailers; the Universal AccessTM copier system, a technological breakthrough for workers with disabilities; the Pitney Bowes 2050 facsimile system, with a revolutionary touch screen user interface; and, ClickStampTM, a PC-based metering system currently in Phase II Beta testing with the United States Postal Service. This combination of factors underscores our confidence that continued focus on maximizing customer and shareholder value is the key to our future success."
         As previously announced, the company initiated an 11.6-million share repurchase program. During the first quarter 1999, the company repurchased approximately 2.2 million shares on the open market under this program.
         First quarter 1999 revenue included $510.4 million from sales, up 13 percent from $450.4 million in the first quarter of 1998; $438.2 million from rentals and financing, up nine percent from $403.7 million; and $133.2 million from support services, up eight percent from $123.0 million. Net income for the period was $142.3 million, or 52 cents per diluted share, compared to first-quarter 1998 net income of $129.7 million, or 46 cents per diluted share.
         Pitney Bowes is a global provider of informed mail and messaging management.
         The forward-looking statements contained in this news release involve risks and uncertainties, and are subject to change based on various important factors including timely development and acceptance of new products, gaining product approval, successful entry into new markets, changes in interest rates, and changes in postal regulations, as more fully outlined in the company's 1998 Form 10-K Annual Report filed with the Securities and Exchange Commission.
                                 # # #
Note: Consolidated statements of income for the three months ended March 31, 1999 and 1998, and consolidated balance sheets as of March 31, 1999, December 31, 1998, and March 31, 1998, are attached.

                                        Pitney Bowes Inc.
                                Consolidated Statements of Income
                                          (Unaudited)

(Dollars in thousands, except per share data)

                                                                 Three Months Ended March 31,
                                                            ---------------------------------------
                                                                          1999                1998
                                                            -------------------   -----------------
Revenue from:
    Sales                                                           $  510,382          $  450,425
    Rentals and financing                                              438,223             403,683
    Support services                                                   133,217             122,989
                                                            -------------------   -----------------
           Total revenue                                             1,081,822             977,097
                                                            -------------------   -----------------

Costs and expenses:
    Cost of sales                                                      296,719             275,000
    Cost of rentals and financing                                      139,481             118,889
    Selling, service and administrative                                361,028             330,982
    Research and development                                            25,904              23,631
    Interest, net                                                       43,610              35,056
                                                            -------------------   -----------------
          Total costs and expenses                                     866,742             783,558
                                                            -------------------   -----------------

Income from continuing operations
    before income taxes                                                215,080             193,539


Provision for income taxes                                              72,809              66,605

                                                            -------------------   -----------------

Income from continuing operations                                      142,271             126,934
Discontinued operations                                                     -                2,753
                                                            -------------------   -----------------
Net income                                                          $  142,271          $  129,687
                                                            ===================   =================

Basic earnings per share
    Continuing operations                                            $    0.53           $    0.45
    Discontinued operations                                                  -                0.01
                                                            -------------------   -----------------
                                                                     $    0.53           $    0.46
                                                            ===================   =================

Diluted earnings per share
    Continuing operations                                            $    0.52           $    0.45
    Discontinued operations                                                  -                0.01
                                                            -------------------   -----------------
                                                                     $    0.52           $    0.46
                                                            ===================   =================

Average common and potential common
    shares outstanding                                             274,962,244         283,871,448
                                                            ===================   =================



                                                        Pitney Bowes Inc.
                                                   Consolidated Balance Sheets
                                                   ---------------------------

(Dollars in thousands, except per share data)                                                                    (*)
                                                                        (Unaudited)                            (Unaudited)
Assets                                                                     3/31/99            12/31/98             3/31/98
------                                                                 -----------          ----------         -----------
Current assets:
      Cash and cash equivalents                                        $   129,687         $   125,684         $   117,200
      Short-term investments, at cost which
          approximates market                                                1,654               3,302              34,597
      Accounts receivable, less allowances:
          3/99   $25,667 12/98  $24,665 3/98  $21,962                      419,002             382,406             347,263
      Finance receivables, less allowances:                              1,543,328           1,400,786           1,663,483
          3/99   $51,114 12/98  $51,232 3/98  $57,519
      Inventories                                                          260,727             266,734             241,553
      Other current assets and prepayments                                 350,659             330,051             376,447
                                                                       -----------          ----------         -----------
            Total current assets                                         2,705,057           2,508,963           2,780,543
                                                                       -----------          ----------         -----------

Property, plant and equipment, net                                         474,985             477,476             495,189
Rental equipment and related inventories, net                              829,470             806,585             799,377
Property leased under capital leases, net                                    3,418               3,743               4,219
Long-term finance receivables, less allowances:
          3/99   $78,816 12/98  $79,543 3/98  $74,540                    1,941,355           1,999,339           2,473,189
Investment in leveraged leases                                             841,780             827,579             758,932
Goodwill, net of amortization:
          3/99   $49,588 12/98  $47,514 3/98  $42,522                      223,213             222,980             204,058
Other assets                                                               823,025             814,374             798,091
                                                                       -----------          ----------          ----------

Total assets                                                            $7,842,303          $7,661,039          $8,313,598
                                                                       ===========          ==========          ==========

Liabilities and stockholders' equity
------------------------------------
Current liabilities:
      Accounts payable and accrued liabilities                           $ 830,084           $ 898,548           $ 937,532
      Income taxes payable                                                 224,865             194,443             169,777
      Notes payable and current portion of
          long-term obligations                                          1,483,599           1,259,193           1,718,449
      Advance billings                                                     393,829             369,628             377,343
                                                                       -----------          ----------          ----------

            Total current liabilities                                    2,932,377           2,721,812           3,203,101
                                                                       -----------          ----------          ----------

Deferred taxes on income                                                   949,322             920,521             937,507
Long-term debt                                                           1,710,427           1,712,937           1,626,870
Other noncurrent liabilities                                               354,801             347,670             368,906
                                                                       -----------          ----------          ----------

            Total liabilities                                            5,946,927           5,702,940           6,136,384
                                                                       -----------          ----------          ----------

Preferred stockholders' equity in a
      subsidiary company                                                   310,000             310,097             300,000

Stockholders' equity:
      Cumulative preferred stock, $50 par value,
          4% convertible                                                        34                  34                  34
      Cumulative preference stock, no par value,
          $2.12 convertible                                                  1,976               2,031               2,159
      Common stock, $1 par value                                           323,338             323,338             323,338
      Capital in excess of par value                                        13,807              16,173              25,120
      Retained earnings                                                  3,146,946           3,073,839           2,811,675
      Accumulated other comprehensive income                               (88,665)            (88,217)            (73,387)
      Treasury stock, at cost                                           (1,812,060)         (1,679,196)         (1,211,725)
                                                                       -----------         -----------         -----------

            Total stockholders' equity                                   1,585,376           1,648,002           1,877,214
                                                                       -----------         -----------         -----------

Total liabilities and stockholders' equity                              $7,842,303          $7,661,039          $8,313,598
                                                                       ===========         ===========         ===========

(*) Certain prior year amounts have been reclassified to conform with the current year presentation.




                                         Pitney Bowes Inc.
                                    Revenue and Operating Profit
                                       By Business Segment
                                          March 31, 1999
                                           (Unaudited)
(Dollars in thousands)
                                                                                          %
                                                      1999            1998             Change
                                                -------------     ------------      -----------
First Quarter
-------------

     Revenue
     -------

     Mailing and Integrated Logistics              $ 698,629        $ 626,240              12%
     Office Solutions                                314,580          291,182               8%
     Mortgage Servicing                               32,498           23,312              39%
     Capital Services                                 36,115           36,363              (1%)
                                                -------------     ------------      ------------

          Total Revenue                           $1,081,822        $ 977,097              11%
                                                =============     ============      ============

     Operating Profit (1)
     --------------------

     Mailing and Integrated Logistics              $ 174,525        $ 144,979              20%
     Office Solutions                                 58,545           52,459              12%
     Mortgage Servicing                                5,700            6,913             (18%)
     Capital Services                                  8,182            8,345              (2%)
                                                -------------     ------------      ------------

          Total Operating Profit                   $ 246,952        $ 212,696              16%
                                                =============     ============      ============



(1) Operating profit excludes general corporate expenses, income taxes and net interest other than that related to finance operations.
